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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
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                              Preliminary Termsheet

                                 [$509,273,000]
                                   Approximate

                       Morgan Stanley Mortgage Loan Trust
                                Series 2005-11AR


                       Mortgage Pass-Through Certificates
                                Series 2005-11AR


                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.


                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.


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refer to important information and qualifications at the end of this material.

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



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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
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         ADDITIONAL STATEMENTS REGARDING THIS FREE WRITING PROSPECTUS

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to:

(1)   these materials not constituting an offer (or a solicitation of an offer),
(2) no representation that these materials are accurate or complete and may not be updated or
(3)   these materials possibly being confidential

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.







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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
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                            $509,273,000(Approximate)
               Morgan Stanley Mortgage Loan Trust Series 2005-11AR

                          Morgan Stanley Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                                 Master Servicer

                             Transaction Highlights

----------------------------------------------------------------------------------------------------------------------------------
              Description    Balance(3) Expected Ratings   Avg Life to        Payment Window           Initial        Benchmark
Offered                                                       Call/                                 Subordination
 Classes                                                    Mty(1)(2)        Call/ Mty (1)(2)        Level((5))
==================================================================================================================================
    A       Senior/Floater(4)$509,273,000   AAA/Aaa        3.23 / 3.54       1 - 105/ 1 - 360           9.00%        1 Mo. LIBOR
----------------------------------------------------------------------------------------------------------------------------------
    X           WAC IO                      AAA/Aaa                                 Not Offered Hereby
----------------------------------------------------------------------------------------------------------------------------------
   A-R         Residual        $100         AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------------
   M-1        Subordinate
----------- ----------------
   M-2        Subordinate
----------- ----------------
   M-3        Subordinate
----------- ----------------
   M-4        Subordinate
----------- ----------------
   M-5        Subordinate
----------- ----------------
   M-6        Subordinate                                         Not Offered Hereby
----------- ----------------
   B-1        Subordinate
----------- ----------------
   B-2        Subordinate
----------- ----------------
   B-3        Subordinate
----------- ----------------
   B-4        Subordinate
----------- ----------------
   B-5        Subordinate
----------- ----------------
   B-6        Subordinate
----------------------------------------------------------------------------------------------------------------------------------

Notes:    (1)       Certificates are priced to a 10% Optional Termination.
-----     (2)       Based on 100% of the prepayment assumption as described
                    herein.
          (3)       Bond sizes subject to a variance of plus or minus 5%.
          (4)       The Class A Certificates will have a per annum interest rate equal to the least of (i) One-Month LIBOR plus [ ] bps, (ii)
                    the Net WAC Cap (as described herein) and (iii) 11.50%.
          (5)       Subordination Levels are preliminary and subject to final
                    Rating Agency approval.


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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
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


Issuer:                          Morgan Stanley Mortgage Loan Trust 2005-11AR

Depositor:                       Morgan Stanley Capital I Inc.

Originators:                     Morgan Stanley Mortgage Capital Inc. is expected to be the originator for approximately
                                 65.08% of the mortgage loans by principal balance.


                                 First National Bank of Nevada is expected to be the originator for approximately 11.42%
                                 of the mortgage loans by principal balance. No other originator is expected to have originated more than 10% of the mortgage loans by principal balance.


Servicers:                       GMAC Mortgage Corporation is expected to be the initial servicer of 81.93% of the mortgage loans by principal balance. See Exhibit 2. No other servicer is expected to be the direct serivicer for more than 10% of the mortgage loans by principal balance.

Servicing Fee:                   The Servicing Fee Rate is expected to be between 0.250% and 0.375%. The weighted average Servicing Fee Rate as of the Cut-off Date is expected to be 0.296%.

Master Servicer/ Securities
Administrator/Auction            Wells Fargo Bank, National Association
Administrator:

Trustee:                         Deutsche Bank National Trust Company

Managers:                        Morgan Stanley (sole lead manager)

Rating Agencies:                 The Offered Certificates are expected to be rated by two out of the three major rating agencies; Standard & Poor's, Moody's Investors Service or Fitch.

Offered Certificates:            The Class A Certificates.

Senior Certificates:             The Class A, Class A-R and Class X Certificates.

LIBOR Certificates:              The Class A Certificates.

Notional Certificates:           The Class X Certificates.

Class M Certificates:            The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, and Class M-6 Certificates

Class B Certificates:            The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, and Class B-6 Certificates

Subordinate Certificates:        The Class M and Class B Certificates

Expected Closing Date:           December 29, 2005 through DTC and, upon request only, through Euroclear or Clearstream.

Cut-off Date:                    December 1, 2005.

Forms and Denomination:          The Offered Certificates will be issued in book-entry form and in minimum dollar denominations of $25,000, with an addition increment of $1,000.

CPR:                             "CPR" represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.



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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
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Prepayment Assumption:           o    Fixed Rate Mortgage Loans: CPR starting at approximately 8% CPR in month 1 and increasing to 20% CPR in month 12 (12%/11 increase for each month), and remaining at
                                 20% CPR thereafter

                                 o    ARM Mortgage Loans:  25% CPR

Record Date                      For the Offered Certificates and any Distribution Date, the business day immediately preceding that Distribution Date, or if the Offered Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution Date.

Accrued Interest:                The Class A Certificates will settle with accrued interest from December 25, 2005 through December 29, 2005

Accrual Period:                  The interest accrual period (the "Accrual Period") with respect to the Class A
                                 Certificates for a given Distribution Date will be the period beginning on the 25th day of the month and ending on the 24th day of the month (on a 30/360 basis) in which the
                                 Distribution Date occurs.

Distribution Dates:              The 25th of each month, or if such day is not a business day, on the next business day, beginning January 25, 2006.

Last Scheduled Distribution      The Distribution Date occurring in January 2036.
Date:

Clean-Up Call:                   The terms of the transaction allow for a purchase of the Mortgage Loans resulting in the retirement of the Certificates once the aggregate principal balance of the Mortgage
                                 Loans is equal to 10% or less of aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the "Clean-Up Call Date"). The Master Servicer may assign its right to the Clean-Up Call to another party.

Optional Termination of the      Commencing with the first Clean-up Call Date, the Auction Administrator shall solicit bids
Trust Fund by Purchaser or       for the purchase of the Mortgage Loans from at least three institutions that are regular
Auction:                         purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans. If the Auction Administrator receives at least three bids for the Mortgage Loans, any related REO Property and any other property related to the Mortgage Loans remaining in the trust fund, and one of those bids is at least equal to the Minimum Auction Price, the Auction Administrator shall sell the Mortgage Loans to the highest bidder (the "Auction Purchaser") at the price offered by the Auction
                                 Purchaser (the "Mortgage Loan Auction Price"). If the Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum
                                 Auction Price, the Auction Administrator shall, on each six-month anniversary of the initial Clean-up Call Date, repeat these auction procedures until the Auction
                                 Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction Administrator shall sell the Mortgage Loans to the Auction
                                 Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction
                                 Administrator shall not be required to repeat these auction procedures on any
                                 Distribution Date for any six-month anniversary of the initial Clean-up Call Date unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

                                 Commencing with the first Distribution Date following the first Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction
                                 Price, then the Master Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Mortgaeg Loans for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property and (c) any unreimbursed servicing advances related to the Mortgage Loans.

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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
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Minimum Auction Price:           For any Distribution Date on which an auction is being held, the sum of (a) 100% of the current aggregate principal balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to the Mortgage Loans in the trust fund being purchased, (c)
                                 any unreimbursed servicing advances related to the Mortgage Loans and (d) any expenses incurred by the Auction Administrator relating to the Auction process.

Mortgage Loans:                  As of the Cut-off Date, the Mortgage Loans consist of 1,887 fixed and adjustable rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage
                                 Loans as of the Cut-off Date will be approximately $559,641,181.

Substitution Adjustment Amount:  The amount by which the balance of any Mortgage Loan that is repurchased from the trust exceeds the balance of any Mortgage Loan which is then substituted. The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution
                                 Adjustment Amount.

Liquidated Mortgage Loan:        A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the related
                                 Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:                   A "Realized Loss" for a Liquidated Mortgage Loan is the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

REO Property                     Real Estate owned by the trust.

Class Principal Balance:         The "Class Principal Balance" of any Class of Certificate as of any Distibution Date is
                                 the initial Class Principal Balance of the Class listed on page 3 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of
                                 Certificates on the Class as payments of principal, and (ii) the amount of Realized
                                 Losses (including Excess Losses) allocated to the Class.




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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
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Principal Amount:                The "Principal Amount" for any Distribution Date will equal the sum of:

                                 1. all monthly payments of principal due on each Mortgage Loan (other than a liquidated mortgage loan) the related Due Date,

                                 2. the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement or the related Originator pursuant to the related underlying mortgage loan purchase agreement as of the Distribution Date,

                                 3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

                                 4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                                 5. with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage
                                 Loan,

                                 6. all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, and

                                 7. any subsequent recoveries (as further described in the Free Writing Prospectus under
                                 "Servicing of the Mortgage Loan - Subsequent Recoveries") on the Mortgage Loans
                                 received during the calendar month preceding the month of the Distribution Date.

Due Date:                        "Due Date" means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any
                                 Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:               "Prepayment Period" means for any Mortgage Loan and any Distribution Date, the calendar month preceding that Distribution Date.



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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
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Senior Principal                 The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of
Distribution Amount:

                                 o the Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Distribution Date,

                                 o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                                    o the Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the
                                    Due Date in the month preceding the month of that Distribution Date and

                                    o either (i) the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or (ii) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the
                                    Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

                                 o the sum of the Senior Prepayment Percentage of amounts described in clauses 6. and 7.
                                 of the definition of Principal Amount for that Distribution Date;

                                 provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a
                                 Mortgage Loan that is not a Liquidated Mortgage Loan, that Senior Principal
                                 Distribution Amount will be reduced on the related Distribution Date by the Senior
                                 Percentage of the principal portion of the Bankruptcy Loss.


Senior Percentage:               The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Class Principal Balance of each Class of Senior
                                 Certificates (other than the Notional Amount Certificates) immediately before that
                                 Distribution Date and the denominator of which is the aggregate of the Stated Principal
                                 Balances of the Mortgage Loans as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment
                                 Period related to such prior Due Date).

                                 The "Subordinated Percentage" for the Subordinated Certificates for each Distribution
                                 Date calculated as the difference between 100% and the Senior Percentage on such
                                 Distribution Date.

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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
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Senior Prepayment Percentage:    The "Senior Prepayment Percentage" for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior
                                 Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior
                                 Certificates (other than the Notional Amount Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Mortgage Loans evidenced by the Subordinated Certificates.
                                 Increasing the respective interest of the Subordinated Certificates relative to the
                                 Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

                                 The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any
                                 Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the
                                 Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the
                                 Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date;
                                 for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20%
                                 of the Subordinated Percentage for such Distribution Date; and for any Distribution
                                 Date thereafter, the Senior Percentage for such Distribution Date (unless on any
                                 Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Closing
                                 Date, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

                                 Notwithstanding the preceding paragraph, if (x) on or before the Distribution Date in
                                 December 2008, the Subordinated Percentage is at least 200% of the Subordinated
                                 Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the original subordinate principal balance, the Senior Prepayment Percentage will equal the Senior
                                 Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the
                                 Senior Percentage and (y) after the Distribution Date in December 2008, the
                                 Subordinated Percentage is at least 200% of the Subordinated Percentage as of the
                                 Closing Date, the delinquency test set forth above is satisfied and cumulative Realized
                                 Losses on the Mortgage Loans do not exceed 30% of the original subordinate principal balance (the "Two Times Test"), the Senior Prepayment Percentage will equal the Senior
                                 Percentage.



Credit Enhancement:              Credit enhancement will be provided by:
                                     o    The subordination of one or more classes of the securities of the series
                                     o    The preferential allocation of some or all of the prepayments on the Mortgage Loans to the Senior Certificates in order to increase the level of subordination in the trust.


Corridor Contract Counterparty:  Morgan Stanley Capital Services Inc.

Description of the Corridor      The Corridor Contract Counterparty, is a wholly-owned, unregulated, special purpose
Contract Counterparty:           subsidiary of Morgan Stanley ("Morgan Stanley" ). The Corridor Contract Counterparty
                                 conducts business in the over-the counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The obligations of the
                                 Corridor Contract Counterparty are 100% guaranteed by Morgan Stanley.

                                 As of the date hereof, Morgan Stanley is rated "AA-" by Fitch Ratings, "A+" by Standard
                                 & Poor's Rating Services and "Aa3" by Moody's Investors Service, Inc.


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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
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Class A Interest Rate Cap:       Beginning on the first Distribution Date, and for a period of 104 months thereafter, an
                                 Interest Rate Cap will be entered into by the Trust for the benefit of the Class A
                                 Certificates.

                                 For its duration, the Class A Interest Rate Cap pays the Trust the product of (i) the excess, if any, of the then current 1-month LIBOR rate (not to exceed the cap ceiling)
                                 over the cap strike (on a 30/360 day count basis), (ii) the Class A Interest Rate Cap
                                 Notional Balance as set forth on "Interest Rate Cap Schedule" herein and (iii) 100
                                 ("the Class A Interest Rate Cap Payment").

                                 Proceeds from the Class A Interest Rate Cap will be deposted into the Reserve Fund as needed and then distributed on each Distribution Date to the Class A Certificates..

Class A Interest Rate Cap        The Class A Interest Rate Cap Payment shall be available to pay any Class A Net WAC
Payment Allocation:              Shortfall due to the Class A Certificates

Net Mortgage Rate:               The "Net Mortgage Rate" with respect to any Mortgage Loan is the related Mortgage Rate minus the Servicing Fee Rate and lender paid mortgage insurance, if any.

Net WAC Cap:                     For each Distribution Date, he weighted average of the Net Mortgage Rates for the
                                 Mortgage Loans ("Net WAC Cap"), as of the related Due Date.

Class A Net WAC Shortfall:       If on any Distribution Date, the Certificate Interest Rate of the Class A Certificates
                                 is subject to the Net WAC Cap, such Certificates will, to the extent described below, be entitled to payment of an amount equal to the excess of (a) interest accrued at the respective Certificate Formula Rate over (b) the amount of interest received on such
                                 Certificates based on the Net WAC Cap, (a "Class A Net WAC Shortfall").

Certificate Interest Rate:       The Class A Certificates will have a Certificate Interest Rate equal to the lesser of
                                 (i) the related Certificate Formula Rate and (ii) the Net WAC Cap.


Certificate Formula Rate:        The Class A Certificates will have a Certificate Formula Rate equal to the lesser of
                                 (i) one-month LIBOR plus the related margin and (ii) 11.50%.


LIBOR:                           LIBOR will be established as follows:
\
                                        1.  If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                                        2.  If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

                                            a. LIBOR as determined on the LIBOR determination date or

                                            b. The reserve interest rate.

                                 See "Description of the Certificates - Indices Applicable to Floating Rate and Inverse
                                 Floating Rate Classes" as listed in the prospectus.


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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
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Reserve Fund:                    As of the Closing Date, the "Reserve Fund" will be established on behalf of the Class A
                                 Certificates. The Reserve Fund will be funded by an initial deposit of funds on the
                                 Closing Date, and thereafter, by amounts otherwise distributable to the Class X
                                 Certificates and any amounts paid under the Class A Interest Rate Cap to the extent of any of Net WAC Shortfall amounts for a related Distribution Date remaining after allocation of any payments made with respect to the interest rate cap. The Reserve Fund will not be an asset of the REMIC. On any Distribution Date, the Class A Certificates
                                 will be entitled to receive payments from the Reserve Fund in an amount equal to the related Net WAC Shortfall amount for such Distribution Date remaining after allocation of payments made under the interest rate cap, to the extent available. Any amounts remaining in the Reserve Fund after such distribution will be distributed to the Class
                                 X Certificates.

Loss and Delinquency Tests:      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

                                      o     the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy)
                                            (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, does not equal or exceed 50%, and

                                      o     cumulative Realized Losses on the Mortgage Loans do not exceed

                                            (a)   commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the aggregate Class Principal Balance of the Subordinated Certificates as of the Closing Date (with respct to the
                                                  Subordinated Certificates, the "original subordinate principal balance").
                                            (b)   commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance
                                            (c)   commencing with the Distribution Date on the ninth anniversary of the first
                                                  Distribution Date, 40% of the original subordinate principal balance
                                            (d)   commencing with the Distribution Date on the tenth anniversary of the first
                                                  Distribution Date, 45% of the original subordinate principal balance, and
                                            (e)   commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

Allocation of Realized Losses:   Any realized losses (other than Excess Losses) on the Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical
                                 Class designations, in each case until the respective class principal balance thereof has been reduced to zero; thereafter, to the Class A Certificates in reduction of their principal balance, until the class principal balance thereof has been reduced to zero.

                                 On each Distribution Date, Excess Losses on the Mortgage Loans will be allocated among the classes of senior certificates and the subordinated certificates pro rata, based on their Class Certificate Balances.

Excess Loss:                     Excess Losses are special hazard, fraud or bankruptcy losses that exceed levels specified by the Rating Agencies based on their analysis of the Mortgage Loans.

Senior Credit Support            The "Senior Credit Support Depletion Date" is the date on which the aggregate Class
Depletion Date:                  Principal Balance of the Subordinated Certificates has been reduced to zero.



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------


                                                             Page 11

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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------


Certificate Priority of          With respect to any Distribution Date, available funds from the Mortgage Loans
Distributions:                   will be distributed in the following order of priority:

                                    1)      Senior Certificates, accrued and unpaid interest at the related Certificate
                                            Interest Rate, from the Mortgage Loans; provided, however, the amount of interest otherwise distributable to the Class X Certificates shall first be deposited in the Reserve Fund.

                                    2)      Class A-R Certificates, Senior Principal Distribution Amount as allocable to such class.

                                    3)      Class A Certificates, Senior Principal Distribution Amount as allocable to such class.

                                    4)      Class A Certificates, the related Net WAC Shortfall amount from the Reserve
                                            Fund, remaining unpaid after application of the amounts received under the
                                            Class A Interest Rate Cap.

                                    5)      Class X Certificates, the excess amounts related to the Class X
                                            Certificates, from the Reserve Fund.

                                    6)      Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,
                                            Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in
                                            sequential order, first accrued and unpaid interest at the related
                                            Certificate Interest Rate and then the respective shares of principal allocable to such classes.

Trust Tax Status:                One or more REMICs.

ERISA Eligibility:               Subject to the considerations in the Prospectus and the Free Writing Prospectus, the
                                 Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as
                                 amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:               It is anticipated that the Offered Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------


                                                             Page 12
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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------


                                           Weighted Average Life ("WAL") Sensitivity(1)
                                                       To Clean-up Call Date


----------------------------------------------------------------------------------------------------------------------------------
Prepay     Prepayment Assumption             60            75            85          100           125           150          200
  Speed    (% )
----------------------------------------------------------------------------------------------------------------------------------
    A      WAL (yrs)                       5.45          4.37          3.85         3.23          2.50          2.00         1.39
           Principal Window             1 - 172       1 - 140       1 - 124      1 - 105        1 - 82        1 - 66       1 - 46
----------------------------------------------------------------------------------------------------------------------------------




                                           Weighted Average Life ("WAL") Sensitivity(1)
                                         To Maturity (of the last maturing Mortgage Loan)



----------------------------------------------------------------------------------------------------------------------------------
Prepay     Prepayment Assumption             60            75            85          100           125           150          200
  Speed    (% )
----------------------------------------------------------------------------------------------------------------------------------
    A      WAL (yrs)                       5.86          4.76          4.21         3.54          2.75          2.21         1.52
           Principal Window             1 - 360       1 - 360       1 - 360      1 - 360       1 - 360       1 - 360      1 - 360
----------------------------------------------------------------------------------------------------------------------------------





























1. Run using Structuring Assumptions as further described herein.


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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                                   Page 13
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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------


                 Schedule of Effective Net WAC Cap Rates (1)(2)




                          Period                 Class A
                                              Effective Cap
                                                   (%)
                             0                      -
                             1                    4.65
                     2 and thereafter             11.50





(1) Beginning in period 2, calculated as (a) Net WAC Cap plus (b) the proceeds from the Interest Rate Cap divided by the beginning period balances of the Class A Certificates times 12 plus (c) any Reserve Fund Deposits from the Class X Certificate divided by the beginning period balances of the Class A Certificates times 12, subject to a maximum of 11.50%.
(2) Run to maturity (of last maturing loan) assuming 100% of the Prepayment Assumption, no losses and all indices are 20%, beginning in period 2.


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------



                                Interest Rate Cap Schedules

                                 Class A Interest Rate Cap
---------------------------------------------------------------------------------------------------
 Period          Class A    Strike %   Ceiling %       Period       Class A   Strike %    Ceiling %
                Interest                                           Interest
                Rate Cap                                           Rate Cap
                Notional                                           Notional
             Balance ($)                                        Balance ($)
    2       4,986,147.11       5.838      11.220           55  1,389,570.75      7.575       11.220
    3       4,879,941.37       5.847      11.220           56  1,359,241.80      7.637       11.220
    4       4,774,099.17       5.852      11.220           57  1,329,569.74      7.692       11.220
    5       4,668,613.14       5.910      11.220           58  1,300,547.49      8.305       11.220
    6       4,563,482.00       5.928      11.220           59  1,272,115.64      9.092       11.220
    7       4,458,710.95       5.933      11.220           60  1,244,301.08      9.125       11.220
    8       4,354,309.88       5.932      11.220           61  1,217,074.02      9.118       11.220
    9       4,250,304.39       5.932      11.220           62  1,190,446.60      9.111       11.220
   10       4,146,762.84       5.932      11.220           63  1,164,405.50      9.104       11.220
   11       4,044,395.43       6.016      11.220           64  1,138,937.71      9.097       11.220
   12       3,944,322.46       6.018      11.220           65  1,114,030.53      9.090       11.220
   13       3,846,478.00       6.017      11.220           66  1,089,671.48      9.083       11.220
   14       3,750,812.36       6.017      11.220           67  1,065,848.40      9.076       11.220
   15       3,657,276.68       6.019      11.220           68  1,042,549.41      9.069       11.220
   16       3,565,823.20       6.019      11.220           69  1,019,762.88      9.061       11.220
   17       3,476,405.26       6.069      11.220           70    997,477.44      9.082       11.220
   18       3,388,977.24       6.071      11.220           71    975,686.08      9.075       11.220
   19       3,303,494.84       6.070      11.220           72    954,373.70      9.068       11.220
   20       3,219,914.19       6.071      11.220           73    933,529.65      9.061       11.220
   21       3,138,193.34       6.072      11.220           74    913,143.54      9.054       11.220
   22       3,058,289.99       6.082      11.220           75    893,205.24      9.046       11.220
   23       2,980,163.45       6.527      11.220           76    873,704.82      9.039       11.220
   24       2,903,796.45       6.625      11.220           77    854,632.59      9.032       11.220
   25       2,829,153.11       6.624      11.220           78    835,979.08      9.025       11.220
   26       2,756,167.45       6.626      11.220           79    817,735.01      9.018       11.220
   27       2,684,804.19       6.625      11.220           80    799,891.33      9.010       11.220
   28       2,615,025.24       6.624      11.220           81    782,439.18      9.003       11.220
   29       2,546,795.22       6.680      11.220           82    765,369.89      9.009       11.220
   30       2,480,079.89       6.682      11.220           83    748,676.32      9.002       11.220
   31       2,414,845.22       6.707      11.220           84    732,348.82      8.995       11.220
   32       2,351,050.94       6.705      11.220           85    716,379.29      8.988       11.220
   33       2,288,672.25       6.774      11.220           86    700,759.83      8.980       11.220
   34       2,227,664.04       6.772      11.220           87    685,482.69      8.973       11.220
   35       2,173,413.48       7.338      11.220           88    670,540.33      8.966       11.220
   36       2,120,453.52       7.622      11.220           89    655,925.34      8.959       11.220
   37       2,068,723.72       7.619      11.220           90    641,630.50      8.951       11.220
   38       2,023,417.43       7.615      11.220           91    627,648.73      8.944       11.220
   39       1,979,111.89       7.612      11.220           92    613,973.13      8.937       11.220
   40       1,935,784.75       7.608      11.220           93    600,596.95      8.930       11.220
   41       1,893,414.23       7.612      11.220           94    587,513.57      8.922       11.220
   42       1,851,979.00       7.608      11.220           95    574,716.54      8.915       11.220
   43       1,811,458.22       7.607      11.220           96    562,199.54      8.908       11.220
   44       1,771,832.04       7.603      11.220           97    549,956.40      8.901       11.220
   45       1,733,080.00       7.603      11.220           98    537,981.08      8.893       11.220
   46       1,695,183.41       7.599      11.220           99    526,267.68      8.886       11.220
   47       1,658,122.43       7.597      11.220          100    514,810.42      8.879       11.220
   48       1,621,878.73       7.594      11.220          101    503,603.67      8.871       11.220
   49       1,586,433.85       7.590      11.220          102    492,641.90      8.864       11.220
   50       1,551,770.04       7.587      11.220          103    481,919.72      8.857       11.220
   51       1,517,869.91       7.583      11.220          104    471,431.86      8.850       11.220
   52       1,484,716.00       7.580      11.220          105    461,173.15      8.842       11.220
   53       1,452,292.32       7.577      11.220      106 and          0.00       0.00         0.00
   54       1,420,582.53       7.577      11.220   thereafter


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------

Structuring Assumptions

    o the Mortgage Loans prepay at the specified constant percentages of the related Prepayment Assumption,

    o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

    o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

    o the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining term to stated maturity, so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table below,

    o prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

    o the initial Class Principal Balance of each Class of Certificates is as set forth on page 3 of this preliminary termsheet,

    o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

    o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

    o   the Closing Date of the sale of the Certificates is December 29, 2005,

    o neither the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loan,

    o the levels of the one-month LIBOR, Six-Month LIBOR, One-Year LIBOR, and One-Year CMT Indices remain constant at 4.370%, 4.662%, 4.830%, and 4.343% respectively,

    o The Clean-up Call is not exercised and a successful auction does not occur,

    o the Mortgage Rate on each Mortgage Loan with an adjustable Mortgage Rate will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Initial and Subsequent Periodic Rate Caps (as applicable), set forth in the table below and

    o scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above, in some cases, following an interest only period.

    o The pool consists of 119 Mortgage Loans with the following characteristics:

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------

                                                                                Original     Remaining
                                      Cut-off                      Current      Term to       Term to
                                       Date          Current         Net         Stated        Stated
                   Index             Principal       Mortgage     Mortgage      Maturity      Maturity
   Type             Name            Balance ($)      Rate (%)     Rate (%)      (Months)      (Months)
-----------  -------------------  ----------------  -----------  ------------  -----------  -------------
ARM          6 Month LIBOR             419,462.85      7.36707       6.99207      360           358
ARM          6 Month LIBOR              99,543.06      6.50000       6.12500      360           355
ARM          6 Month LIBOR             211,223.00      7.62500       7.25000      360           355
ARM          6 Month LIBOR           9,611,499.71      7.70715       7.33215      360           359
ARM          6 Month LIBOR           2,140,525.81      7.35008       6.97508      360           358
ARM          6 Month LIBOR           1,677,653.53      6.85010       6.47510      360           358
ARM          6 Month LIBOR             474,750.00      7.12500       6.75000      360           350
ARM          6 Month LIBOR          20,346,388.55      7.51005       7.13505      360           358
ARM          6 Month LIBOR             230,400.00      6.12500       5.75000      360           359
ARM          6 Month LIBOR           7,883,381.38      7.14036       6.76536      360           358
ARM          6 Month LIBOR             212,000.00      5.87500       5.50000      360           358
ARM          6 Month LIBOR             338,464.00      5.72745       5.35245      360           358
ARM          6 Month LIBOR             245,000.00      5.00000       4.62500      360           358
ARM          6 Month LIBOR           1,803,940.00      7.23286       6.85786      360           358
ARM          6 Month LIBOR           1,072,670.00      6.74804       6.37304      360           357
ARM          6 Month LIBOR           2,455,503.53      7.33981       6.96481      360           358
ARM          1 Year LIBOR              524,530.68      6.20540       5.83040      360           358
ARM          1 Year CMT              9,703,465.20      4.98174       4.73174      360           330
ARM          1 Year CMT                134,881.04      6.00000       5.62500      360           358
ARM          1 Year CMT                353,361.45      4.25000       4.00000      360           349
ARM          1 Year LIBOR              613,537.39      5.70389       5.32889      360           354
ARM          1 Year LIBOR            6,628,151.57      6.00399       5.62899      360           356
ARM          1 Year CMT                873,000.00      5.19774       4.94774      360           356
ARM          1 Year CMT                248,784.00      5.25000       4.87500      360           358
ARM          1 Year LIBOR           24,376,355.00      6.14220       5.76720      360           358
ARM          1 Year LIBOR            1,569,500.00      6.35919       5.98419      360           358
ARM          6 Month LIBOR             335,528.24      7.83048       7.45548      360           358
ARM          6 Month LIBOR           8,580,498.59      7.21788       6.84288      360           358
ARM          6 Month LIBOR           2,465,440.63      5.02157       4.77157      360           354
ARM          6 Month LIBOR             102,176.00      7.50000       7.12500      360           358
ARM          6 Month LIBOR           2,254,676.02      7.19099       6.81599      360           358
ARM          6 Month LIBOR             144,000.00      7.00000       6.62500      360           358
ARM          6 Month LIBOR             276,000.00      7.50000       7.12500      360           358
ARM          6 Month LIBOR          26,790,211.00      7.20152       6.82652      360           359
ARM          6 Month LIBOR              67,100.00      7.12500       6.75000      360           356
ARM          6 Month LIBOR             248,100.00      7.67609       7.30109      360           358
ARM          6 Month LIBOR             110,000.00      6.62500       5.17000      360           353
ARM          6 Month LIBOR           1,528,800.00      7.86941       7.49441      360           359
ARM          6 Month LIBOR             285,120.00      6.79181       6.41681      360           359
ARM          6 Month LIBOR             324,000.00      6.12500       5.75000      360           358
ARM          6 Month LIBOR           9,798,259.03      6.74166       6.36666      360           358
ARM          1 Year LIBOR            4,567,688.18      5.95307       5.70307      360           357
ARM          1 Year LIBOR            7,772,552.63      5.96401       5.71401      360           357
ARM          1 Year LIBOR              499,838.73      6.44142       6.19142      360           358
ARM          1 Year LIBOR              298,729.11      5.50000       5.25000      360           358
ARM          1 Year LIBOR            4,621,799.55      6.24651       5.99651      360           357
ARM          1 Year LIBOR           11,877,265.30      5.81204       5.56204      360           357
ARM          1 Year LIBOR              650,000.00      5.87500       5.62500      360           356
ARM          1 Year LIBOR            2,744,015.00      6.69629       6.44629      360           356
ARM          1 Year LIBOR            2,189,379.00      5.98969       5.73969      360           357
ARM          1 Year LIBOR            2,385,000.00      6.02570       5.77570      360           359
ARM          1 Year CMT                298,374.00      6.75000       6.50000      360           358
ARM          1 Year LIBOR           22,718,500.07      6.27617       6.02617      360           357
ARM          1 Year LIBOR            1,869,900.00      6.61215       6.36215      360           358
ARM          1 Year LIBOR            7,113,848.16      6.28893       6.03893      360           358
ARM          1 Year LIBOR              202,000.00      6.12500       5.87500      360           358
ARM          6 Month LIBOR             439,754.42      7.21280       6.96280      360           357
ARM          6 Month LIBOR             195,708.17      7.50000       7.25000      360           358
ARM          6 Month LIBOR           3,066,791.81      6.86146       6.61146      360           358
ARM          6 Month LIBOR             261,732.88      5.87500       5.62500      360           359
ARM          6 Month LIBOR              71,482.08      7.25000       7.00000      360           351
ARM          6 Month LIBOR           6,507,418.45      6.45872       6.20872      360           358



                Initial      Subsequent                  Maxium        Minimum                        Rate         Remaining
                Periodic      Periodic       Gross      Mortgage      Mortgage       Months to        Reset      Interest-Only
                  Rate          Rate        Margin        Rate          Rate         Next Rate      Frequency        Period
   Type         Cap (%)       Cap (%)         (%)          (%)           (%)        Adjustment      (Months)        (Months)
-----------    -----------  -------------  ----------  ------------  ------------  --------------  ------------  ---------------
ARM               2.00000     2.00000        5.00000      13.36707     6.91604          22              6             N/A
ARM               3.00000     1.00000        5.00000      11.50000     5.00000          19              6             N/A
ARM               3.00000     1.00000        6.62500      12.62500     6.62500          19              6             N/A
ARM               6.00000     1.91542        4.80969      13.67068     2.29229          23              6             N/A
ARM               6.00000     1.96567        4.92275      13.35008     2.26717          22              6             N/A
ARM               2.00000     2.00000        5.00000      12.85010     6.65818          22              6              58
ARM               3.00000     1.00000        3.25000      13.12500     3.25000          14              6              50
ARM               6.00000     2.00000        4.83873      13.51005     2.25000          22              6              58
ARM               6.00000     2.00000        5.00000      12.12500     2.25000          23              6              59
ARM               6.00000     2.00000        5.00000      13.14036     2.25000          22              6              58
ARM               3.00000     1.00000        2.25000      11.87500     2.75000          22              6             118
ARM               3.00000     1.00000        2.80686      11.72745     2.80686          22              6             118
ARM               3.00000     1.00000        2.75000      11.00000     2.75000          22              6             118
ARM               6.00000     2.00000        5.00000      13.23286     2.25000          22              6             118
ARM               6.00000     1.39520        3.63920      12.74804     2.55240          21              6             117
ARM               6.00000     2.00000        5.00000      13.33981     2.25000          22              6             118
ARM               6.00000     2.00000        2.25000      12.20540     2.25000          34             12             N/A
ARM               2.00000     2.00000        2.75000      10.95040     2.75000          10             12             N/A
ARM               3.00000     2.00000        2.75000      12.00000     2.75000          34             12             N/A
ARM               6.00000     2.00000        2.75000      10.25000     2.75000          25             12             N/A
ARM               2.00000     2.00000        2.25000      11.70389     2.25000          30             12              30
ARM               6.00000     2.00000        2.25000      12.00399     2.25000          32             12              32
ARM               2.00000     2.00000        2.75000      11.19774     2.75000          32             12              32
ARM               3.00000     2.00000        2.75000      11.25000     2.75000          34             12              34
ARM               6.00000     2.00000        2.25000      12.14220     2.24525          34             12             118
ARM               6.00000     2.00000        2.25000      12.35919     2.25000          34             12             118
ARM               6.00000     2.00000        5.00000      13.83048     2.25000          34              6             N/A
ARM               6.00000     2.00000        4.68808      13.21788     2.25000          34              6             N/A
ARM               6.00000     2.00000        2.00000      11.02157     2.00000          30              6              30
ARM               2.00000     2.00000        5.00000      13.50000     7.50000          34              6              58
ARM               6.00000     2.00000        5.00000      13.19099     2.25000          34              6              58
ARM               6.00000     2.00000        5.00000      13.00000     2.25000          34              6              58
ARM               6.00000     2.00000        5.00000      13.50000     2.25000          34              6              58
ARM               6.00000     2.00000        4.98949      13.20152     2.25000          35              6              59
ARM               2.00000     2.00000        5.00000      13.12500     5.00000          32              6             116
ARM               3.00000     1.00000        3.42443      12.67609     3.42443          34              6             118
ARM               4.00000     1.00000        2.25000      11.62500     2.25000          29              6             113
ARM               6.00000     2.00000        5.00000      13.86941     2.25000          35              6             119
ARM               6.00000     2.00000        5.00000      12.79181     2.25000          35              6             119
ARM               6.00000     2.00000        5.00000      12.12500     2.25000          34              6             118
ARM               6.00000     1.88168        4.05051      12.74166     2.46091          34              6             118
ARM               2.00000     2.00000        2.25000      10.95307     2.25000          57             12             N/A
ARM               5.00000     2.00000        2.25000      10.96401     2.25000          57             12             N/A
ARM               6.00000     2.00000        2.25000      12.44142     2.25000          58             12             N/A
ARM               6.00000     2.00000        2.25000      11.50000     2.25000          58             12             N/A
ARM               2.00000     2.00000        2.25000      11.24651     2.25000          57             12              57
ARM               5.00000     2.00000        2.25000      10.81204     2.25000          57             12              57
ARM               5.00000     2.00000        2.25000      10.87500     2.25000          56             12              56
ARM               6.00000     2.00000        2.25000      12.69629     2.25000          56             12              56
ARM               6.00000     2.00000        2.25000      11.98969     2.25000          57             12              57
ARM               6.00000     2.00000        2.25000      12.02570     2.25000          59             12              59
ARM               5.00000     2.00000        2.75000      12.75000     2.75000          58             12              58
ARM               5.00000     2.00000        2.25000      11.27617     2.25000          57             12             117
ARM               6.00000     2.00000        2.25000      12.61215     2.25000          58             12             118
ARM               6.00000     2.00000        2.25000      12.28893     2.25000          58             12             118
ARM               6.00000     2.00000        2.25000      12.12500     2.25000          58             12             118
ARM               5.00000     1.00000        2.25000      12.51042     2.25000          57              6             N/A
ARM               5.00000     1.00000        2.25000      12.50000     2.50000          58              6             N/A
ARM               6.00000     2.00000        2.44333      12.86146     2.25000          58              6             N/A
ARM               6.00000     2.00000        2.75000      11.87500     2.25000          59              6             N/A
ARM               6.00000     2.00000        2.25000      13.25000     2.25000          51              6             N/A
ARM               6.00000     1.82436        2.59725      12.45872     2.36340          58              6             N/A


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------

                                                                                Original     Remaining
                                          Cut-off                    Current    Term to       Term to
                                             Date      Current           Net     Stated        Stated
             Index                      Principal     Mortgage      Mortgage    Maturity      Maturity
Type         Name                     Balance ($)     Rate (%)      Rate (%)    (Months)      (Months)
ARM          6 Month LIBOR           1,481,230.80      6.30070       6.05070      360           358
ARM          6 Month LIBOR          28,443,684.48      6.29095       6.04095      360           357
ARM          6 Month LIBOR             689,200.00      7.04041       6.79041      360           357
ARM          6 Month LIBOR           6,812,798.50      5.35338       5.10338      360           355
ARM          6 Month LIBOR             600,000.00      7.25000       7.00000      360           359
ARM          6 Month LIBOR             536,720.00      6.98700       6.73700      360           358
ARM          6 Month LIBOR           2,542,659.27      6.97914       6.72914      360           356
ARM          6 Month LIBOR             499,307.00      6.30524       6.05524      360           358
ARM          6 Month LIBOR             441,000.00      6.51786       5.59332      360           353
ARM          6 Month LIBOR             318,434.00      6.82032       6.57032      360           356
ARM          6 Month LIBOR             627,200.00      7.36703       7.11703      360           359
ARM          6 Month LIBOR           4,663,831.50      6.92408       6.67408      360           358
ARM          6 Month LIBOR             361,000.00      6.72126       6.47126      360           356
ARM          6 Month LIBOR           9,049,165.65      7.18263       6.93263      360           358
ARM          6 Month LIBOR             455,000.00      5.87500       5.62500      360           359
ARM          6 Month LIBOR             433,500.00      5.95248       5.70248      360           358
ARM          6 Month LIBOR             631,392.00      7.61847       7.36847      360           358
ARM          6 Month LIBOR          42,043,492.79      6.66223       6.40627      360           358
ARM          6 Month LIBOR           5,427,899.98      6.24965       5.99965      360           358
ARM          1 Month LIBOR           3,272,232.30      5.98958       5.61458      360           356
ARM          1 Month LIBOR             159,000.00      6.25000       5.87500      360           358
ARM          1 Month LIBOR             300,000.00      6.75000       6.37500      360           359
ARM          6 Month LIBOR             399,361.47      6.12500       5.75000      360           359
ARM          6 Month LIBOR             532,300.00      5.75000       5.37500      360           355
ARM          6 Month LIBOR          26,591,969.50      5.18642       4.81142      360           358
ARM          6 Month LIBOR             140,000.00      5.87500       5.50000      360           358
ARM          6 Month LIBOR           2,093,200.00      5.45352       5.07852      360           358
ARM          6 Month LIBOR             810,500.00      4.62500       4.25000      360           358
ARM          6 Month LIBOR             980,000.00      5.87500       5.50000      360           359
ARM          6 Month LIBOR             959,408.67      5.13039       4.75539      360           356
FRM          Fixed                  27,835,561.07      6.32562       6.07562      360           358
FRM          Fixed                   4,727,124.25      5.96736       5.71736      360           358
FRM          Fixed                     598,604.77      8.09100       7.84100      360           359
FRM          Fixed                   1,240,689.81      6.91241       6.66241      360           356
FRM          Fixed                   3,415,764.07      6.64229       6.34436      360           356
FRM          Fixed                     546,962.23      5.50000       5.25000      360           355
FRM          Fixed                      63,794.93      7.00000       6.75000      360           358
FRM          Fixed                      71,600.00      6.50000       6.25000      360           360
FRM          Fixed                     149,362.66      6.87500       6.62500      360           355
FRM          Fixed                  24,503,622.99      6.21311       5.94874      359           356
FRM          Fixed                     124,886.99      6.50000       6.25000      360           359
FRM          Fixed                     134,761.12      6.62500       6.37500      360           358
FRM          Fixed                  15,732,384.76      5.67543       5.42543      360           358
FRM          Fixed                     163,736.92      7.12500       6.87500      360           358
FRM          Fixed                     131,950.00      7.50000       7.25000      360           357
FRM          Fixed                     218,400.00      7.75000       7.50000      360           357
FRM          Fixed                     394,000.00      5.37500       5.12500      360           355
FRM          Fixed                  39,795,320.40      6.51073       6.25892      360           357
FRM          Fixed                   4,154,300.57      6.48560       6.23560      360           358
FRM          Fixed                     660,000.00      7.12500       6.87500      360           359
FRM          Fixed                   9,492,000.00      7.18203       6.93203      360           358
FRM          Fixed                   4,419,595.05      6.62010       6.30570      360           357
FRM          Fixed                      85,050.00      8.00000       7.75000      360           357
FRM          Fixed                   4,003,355.00      6.51217       6.26217      360           358
FRM          Fixed                     595,000.00      7.87500       7.62500      360           357
FRM          Fixed                  33,735,274.36      6.06653       5.81653      360           358
FRM          Fixed                  12,442,932.00      6.15340       5.90340      360           358




                   Initial    Subsequent                     Maxium     Minimum                        Rate         Remaining
                  Periodic     Periodic         Gross      Mortgage    Mortgage       Months to        Reset      Interest-Only
                      Rate       Rate          Margin          Rate      Rate         Next Rate      Frequency        Period
Type               Cap (%)     Cap (%)            (%)           (%)       (%)        Adjustment      (Months)        (Months)
ARM                6.00000     1.32376        2.58812      12.30070     2.58812          58              6             N/A
ARM                5.00000     1.00000        2.25000      11.29095     2.25000          57              6              57
ARM                5.00000     1.00000        2.58459      12.04041     2.58459          57              6              57
ARM                6.00000     2.00000        2.04531      11.35338     2.04531          55              6              55
ARM                6.00000     2.00000        2.25000      13.25000     2.25000          59              6              59
ARM                6.00000     2.00000        2.25000      12.98700     2.25000          58              6              58
ARM                5.00000     1.00000        2.25000      11.84584     2.27029          56              6             116
ARM                5.00000     1.00000        2.25000      11.30524     2.25000          58              6             118
ARM                5.00000     1.00000        2.25000      11.51786     2.25000          53              6             113
ARM                5.00000     1.00000        2.25000      11.82032     2.25000          56              6             116
ARM                5.00000     1.00000        2.25000      12.36703     2.59279          59              6             119
ARM                5.00000     1.00000        2.60336      11.92408     2.62737          58              6             118
ARM                5.00000     1.00000        2.91343      11.72126     2.91343          56              6             116
ARM                6.00000     1.93153        2.56735      13.18263     2.44069          58              6             118
ARM                6.00000     2.00000        2.25000      11.87500     2.25000          59              6             119
ARM                6.00000     1.61984        2.44008      11.95248     2.44008          58              6             118
ARM                6.00000     2.00000        2.75000      13.61847     2.25000          58              6             118
ARM                6.00000     1.77554        2.73035      12.66223     2.47959          58              6             118
ARM                6.00000     1.25148        2.64775      12.24965     2.64775          58              6             118
ARM                1.00000     1.00000        2.25000      11.83114     2.25000           1              1             116
ARM                1.00000     1.00000        2.25000      12.25000     2.25000           1              1             118
ARM                6.00000       N/A          2.25000      12.75000     2.25000           2              1             119
ARM                1.00000     1.00000        2.25000      12.12500     5.12500           5              6             N/A
ARM                6.00000     1.00000        2.25000      11.75000     2.25000           1              6              7
ARM                1.00000     1.00000        2.72487      11.29642     2.71802           4              6             118
ARM                1.00000     1.00000        3.25000      11.87500     3.25000           4              6             118
ARM                1.00000     1.00000        2.31750      11.45352     2.31750           4              6             118
ARM                1.00000     1.00000        2.50000      10.62500     2.50000           4              6             118
ARM                1.00000     1.00000        3.25000      11.87500     3.25500           5              6             119
ARM                6.00000     1.70360        2.51723      11.13039     2.51723           5              6             116
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            N/A
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A             57
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A             57
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A             55
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            117
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            118
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            119
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            118
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            117
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            117
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            118
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            117
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            118
FRM                    N/A       N/A              N/A           N/A       N/A            N/A            N/A            118




--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

------------------------------------------------------------------------------
                             COLLATERAL STATISTICS
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                         DESCRIPTION OF THE COLLATERAL
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                              Collateral Summary
------------------------------------------------------------------------------
Statistics given below are for the Mortgage Loans in the pool as of the Collateral Selection Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

333                                                                Summary Statistics              Range (if applicable)
                                                                   ------------------              ---------------------

Number of Mortgage Loans:                                                       1,887


Aggregate Current Principal Balance:                                  $559,641,180.66          $18,988.78- $1,994,546.48

Average Current Principal Balance:                                        $296,577.20


1st Lien:                                                                     100.00%


Wtd. Avg. Mortgage Rate:                                                       6.397%                    3.875% - 9.625%


Wtd. Avg. Original Term to Stated Maturity (months):                              360                          240 - 360

Wtd. Avg. Remaining Term to Stated Maturity (months):                             357                          238 - 360


Fully Amortizing Mortgage Loans:                                               24.48%

Interest Only Loans:                                                           75.52%


% Adjustable Rate Mortgage Loans                                               66.15%

% Fixed Rate Mortgage Loans                                                    33.85%


Wtd. Avg. Margin (ARM Loans Only):                                             3.067%                    2.000% - 6.625%

Wtd. Avg. Maximum Mortgage Rate (ARM Loans Only):                             12.196%                   9.875% - 15.125%

Wtd. Avg. Minimum Mortgage Rate (ARM Loans Only):                              2.390%                    2.000% - 8.250%

Non-Zero Wtd. Avg. Initial Periodic Cap (ARM Loans Only):                      5.049%                    1.000% - 6.000%

Non- Zero Wtd. Avg. Subsequent Periodic Cap (ARM Loans                         1.742%                    1.000% - 6.000%
Only):


Wtd. Avg. Original Loan to Value Ratio:                                        73.62%                   17.01% - 100.00%

Wtd. Avg. Borrower FICO:                                                          711                           588- 815

% of Owner Occupied:                                                           70.63%


Geographic Distribution (Top 5):                              CA          32.59%

                                                              FL          13.11%

                                                              AZ           5.60%

                                                              NY           4.88%

                                                              VA           4.32%

-------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                                  Product Type
-----------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
                                    MORTGAGE        AS OF THE           BALANCE AS OF     COUPON             OLTV
COLLATERAL TYPE                        LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO       (%)
-----------------------------------------------------------------------------------------------------------------

1 Month Arms - IO 10 Yrs                   8     3,731,232.30                    0.67      6.062    730     71.44
2 Yr Arms                                 80    12,482,254.43                    2.23      7.623    692     79.05
2 Yr Arms - IO 10 Yrs                     31     6,127,577.53                    1.09      6.971    695     79.03
2 Yr Arms - IO 5 Yrs                     151    30,612,573.46                    5.47      7.362    706     78.90
3 Yr Arms                                 81    19,632,265.20                    3.51      6.034    712     68.23
3 Yr Arms - IO 10 Yrs                     97    38,307,234.03                    6.84      6.391    725     76.91
3 Yr Arms - IO 3 Yrs                      35    10,828,913.59                    1.93      5.681    730     78.06
3 Yr Arms - IO 5 Yrs                     159    29,567,063.02                    5.28      7.204    707     78.49
5 Yr Arms                                 93    25,162,927.26                    4.50      6.260    716     72.30
5 Yr Arms - IO 10 Yrs                    344    99,398,130.42                   17.76      6.593    704     74.58
5 Yr Arms - IO 5 Yrs                     185    61,848,235.83                   11.05      6.111    702     75.38
6 Month Arms                               1       399,361.47                    0.07      6.125    711     65.00
6 Month Arms - IO 1 Yrs                    1       532,300.00                    0.10      5.750    692     78.86
6 Month Arms - IO 10 Yrs                  89    31,575,078.17                    5.64      5.212    717     76.82
Fixed 20                                   2       249,713.70                    0.04      6.027    685     58.16
Fixed 30                                 246    79,059,142.87                   14.13      6.176    721     65.98
Fixed 30 - IO 10 Yrs                     281   109,382,827.38                   19.55      6.407    713     72.48
------------------------------------------------------------------------------------------------------------------
Fixed 30 - IO 5 Yrs                        3       744,350.00                    0.13      6.449    700     68.63
------------------------------------------------------------------------------------------------------------------
Total:                                 1,887   559,641,180.66                  100.00      6.397    711     73.62
------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                 Index Type(1)
-----------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
                                    MORTGAGE        AS OF THE           BALANCE AS OF     COUPON             OLTV
INDEX TYPE                             LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO       (%)
------------------------------------------------------------------------------------------------------------------
Fixed Rate                               532   189,436,033.95                   33.85      6.310    716     69.73
Treasury - 1 Year                         28    11,611,865.69                    2.07      5.039    726     61.74
Libor - 1 Month                            8     3,731,232.30                    0.67      6.062    730     71.44
Libor - 6 Month                        1,107   251,639,458.35                   44.96      6.637    702     77.10
Libor - 1 Year                           212   103,222,590.37                   18.44      6.134    724     73.69
------------------------------------------------------------------------------------------------------------------
Total:                                 1,887   559,641,180.66                  100.00      6.397    711     73.62
------------------------------------------------------------------------------------------------------------------

(1) Please see Exhibit 1

-----------------------------------------------------------------------------------------------------------------
                                                Current Balance
-----------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
RANGE OF PRINCIPAL                 NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
BALANCE AS OF THE                   MORTGAGE        AS OF THE           BALANCE AS OF     COUPON              OLTV
CUT-OFF DATE ($)                       LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO        (%)
------------------------------------------------------------------------------------------------------------------
0.01 - 100,000.00                        198    14,553,515.10                    2.60      7.318     699     76.46
100,000.01 - 200,000.00                  638    95,442,082.25                   17.05      6.845     698     77.56
200,000.01 - 300,000.00                  349    85,511,460.17                   15.28      6.531     705     76.86
300,000.01 - 400,000.00                  191    66,510,066.94                   11.88      6.321     701     73.97
400,000.01 - 500,000.00                  231   105,074,635.18                   18.78      6.203     720     73.53
500,000.01 - 600,000.00                  132    72,897,995.21                   13.03      6.183     720     73.11
600,000.01 - 700,000.00                   76    49,703,192.60                    8.88      6.103     729     70.72
700,000.01 - 800,000.00                   21    15,824,970.64                    2.83      6.133     705     70.12
800,000.01 - 900,000.00                   15    12,785,927.75                    2.28      6.381     698     66.56
900,000.01 - 1,000,000.00                 20    19,453,315.50                    3.48      6.014     720     67.55
1,000,000.01 - 1,500,000.00               15    19,889,472.84                    3.55      6.374     723     62.56
1,500,000.01 >=                            1     1,994,546.48                    0.36      6.500     797     53.33
------------------------------------------------------------------------------------------------------------------
Total:                                 1,887   559,641,180.66                  100.00      6.397     711     73.62
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                           Remaining Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
RANGE OF MONTHS                     MORTGAGE        AS OF THE           BALANCE AS OF     COUPON              OLTV
REMAINING                              LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO        (%)
------------------------------------------------------------------------------------------------------------------
121 - 240                                  2       249,713.70                    0.04      6.027    685      58.16
241 - 360                              1,885   559,391,466.96                   99.96      6.397    711      73.63
------------------------------------------------------------------------------------------------------------------
Total:                                 1,887   559,641,180.66                  100.00      6.397    711      73.62
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                            Original Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
RANGE OF MONTHS AT                  MORTGAGE        AS OF THE           BALANCE AS OF     COUPON              OLTV
ORIGINATION                            LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO        (%)
------------------------------------------------------------------------------------------------------------------
121 - 240                                  2       249,713.70                    0.04      6.027    685      58.16
241 - 360                              1,885   559,391,466.96                   99.96      6.397    711      73.63
------------------------------------------------------------------------------------------------------------------
Total:                                 1,887   559,641,180.66                  100.00      6.397    711      73.62
------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                                  Mortgage Rate
-------------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
RANGE OF CURRENT                    MORTGAGE        AS OF THE           BALANCE AS OF     COUPON              OLTV
MORTGAGE RATES (%)                     LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO        (%)
-------------------------------------------------------------------------------------------------------------------
3.501 - 4.000                              2       694,000.00                    0.12      3.930    698      65.91
4.001 - 4.500                             20     6,109,958.95                    1.09      4.374    732      78.91
4.501 - 5.000                             64    24,104,543.90                    4.31      4.821    725      69.23
5.001 - 5.500                            106    37,895,784.20                    6.77      5.378    728      67.98
5.501 - 6.000                            373   148,062,934.72                   26.46      5.789    726      68.90
6.001 - 6.500                            395   128,856,432.06                   23.02      6.339    711      74.58
6.501 - 7.000                            389   112,167,181.40                   20.04      6.807    698      76.05
7.001 - 7.500                            191    39,432,648.80                    7.05      7.319    697      79.21
7.501 - 8.000                            171    31,755,978.87                    5.67      7.800    696      79.64
8.001 - 8.500                            145    25,116,431.94                    4.49      8.327    693      79.41
8.501 - 9.000                             30     5,381,288.86                    0.96      8.722    681      80.47
9.501 - 10.000                             1        63,996.96                    0.01      9.625    661      94.12
------------------------------------------------------------------------------------------------------------------
Total:                                 1,887   559,641,180.66                  100.00      6.397    711      73.62
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                        Original Loan-to-Value Ratios(1)
------------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
RANGE OF ORIGINAL LOAN-             MORTGAGE        AS OF THE           BALANCE AS OF     COUPON              OLTV
TO-VALUE RATIOS (%)                    LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO        (%)
------------------------------------------------------------------------------------------------------------------
<= 30.00                                  12     3,961,111.19                    0.71      5.451     730     25.67
30.01 - 35.00                              8     2,260,097.55                    0.40      5.439     731     31.98
35.01 - 40.00                             11     4,473,944.65                    0.80      5.790     740     37.40
40.01 - 45.00                             18     5,539,686.02                    0.99      5.722     752     42.54
45.01 - 50.00                             34    13,647,985.11                    2.44      5.962     721     47.89
50.01 - 55.00                             33    14,651,280.01                    2.62      5.867     729     52.87
55.01 - 60.00                             43    16,908,679.55                    3.02      5.911     723     58.38
60.01 - 65.00                            115    58,284,389.11                   10.41      5.993     715     63.72
65.01 - 70.00                            133    46,664,989.66                    8.34      6.292     715     68.89
70.01 - 75.00                            134    56,485,644.52                   10.09      6.231     708     74.01
75.01 - 80.00                          1,252   314,731,961.34                   56.24      6.606     708     79.76
80.01 - 85.00                             13     3,829,651.56                    0.68      6.309     711     83.44
85.01 - 90.00                             44    10,154,403.69                    1.81      7.022     703     89.78
90.01 - 95.00                             32     6,930,064.39                    1.24      6.536     682     94.57
95.01 - 100.00                             5     1,117,292.31                    0.20      5.696     735    100.00
------------------------------------------------------------------------------------------------------------------
Total:                                 1,887   559,641,180.66                  100.00      6.397     711     73.62
------------------------------------------------------------------------------------------------------------------
(1) Please see Exhibit 1



--------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                                        FICO Score at Origination(1)
--------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
                                    MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
RANGE OF FICO SCORES                   LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
--------------------------------------------------------------------------------------------------------------
576 - 600                                  8     1,331,141.04                    0.24      7.201    594  67.92
601 - 625                                 51     9,977,829.66                    1.78      6.643    620  75.50
626 - 650                                198    47,436,995.95                    8.48      6.824    639  75.85
651 - 675                                302    75,382,576.50                   13.47      6.647    664  75.61
676 - 700                                358   107,416,249.03                   19.19      6.471    688  75.03
701 - 725                                323   102,256,696.39                   18.27      6.364    713  72.71
726 - 750                                274    86,728,776.50                   15.50      6.277    738  73.48
751 - 775                                216    76,752,540.62                   13.71      6.227    764  72.80
776 - 800                                128    43,037,012.91                    7.69      5.976    787  69.02
801 - 825                                 29     9,321,362.06                    1.67      5.785    805  68.11

--------------------------------------------------------------------------------------------------------------
Total:                                 1,887   559,641,180.66                  100.00      6.397    711  73.62
--------------------------------------------------------------------------------------------------------------

(1) Please see Exhibit 1


---------------------------------------------------------------------------------------------------------------
                                           Geographic Distribution
---------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
                                    MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
STATE                                  LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
--------------------------------------------------------------------------------------------------------------
California                               396   182,402,773.71                   32.59      5.989    725   69.62
Florida                                  282    73,390,280.39                   13.11      6.616    701   75.45
Arizona                                  136    31,361,525.81                    5.60      6.908    711   76.79
New York                                  66    27,304,166.50                    4.88      6.648    702   75.38
Virginia                                  67    24,197,403.48                    4.32      6.077    707   76.91
Nevada                                    80    23,986,358.12                    4.29      7.026    694   76.32
Texas                                    117    15,531,263.65                    2.78      7.147    695   78.30
Illinois                                  61    15,162,231.43                    2.71      6.631    692   74.85
Colorado                                  60    15,049,279.13                    2.69      6.799    706   77.31
Washington                                50    14,834,568.65                    2.65      6.189    712   76.71
Other                                    572   136,421,329.79                   24.38      6.468    709   74.44
--------------------------------------------------------------------------------------------------------------
Total:                                 1,887   559,641,180.66                  100.00      6.397    711   73.62
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                                Occupancy Status
---------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
                                    MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
OCCUPANCY STATUS                       LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
--------------------------------------------------------------------------------------------------------------
Primary                                1,096   395,256,255.34                   70.63      6.154    710   73.11
Investment                               687   130,375,260.55                   23.30      7.118    712   74.90
Second Home                              104    34,009,664.77                    6.08      6.450    724   74.74
---------------------------------------------------------------------------------------------------------------
Total:                                 1,887   559,641,180.66                  100.00      6.397    711   73.62
---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                              Documentation Type
---------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
                                    MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
OCCUPANCY STATUS                       LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
---------------------------------------------------------------------------------------------------------------
Limited                                 908    296,878,762.51                   53.05      6.405    714   74.59
Full/Alt                                404     94,977,181.43                   16.97      6.036    713   73.66
No Ratio                                224     70,942,330.94                   12.68      6.617    705   73.94
No Documentation                        228     64,775,483.30                   11.57      6.431    710   67.23
Stated Documentation                    111     29,018,704.92                    5.19      7.023    697   76.67
Lite                                     12      3,048,717.56                    0.54      5.038    729   77.14
---------------------------------------------------------------------------------------------------------------
Total:                                1,887    559,641,180.66                  100.00      6.397    711   73.62
---------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                                 Loan Purpose
---------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
                                    MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
PURPOSE                                LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
---------------------------------------------------------------------------------------------------------------
Purchase                               1,234   322,184,059.13                   57.57      6.594    713  77.64
Refinance - Cashout                      481   174,858,964.73                   31.24      6.163    709  68.00
Refinance - Rate Term                    172    62,598,156.80                   11.19      6.034    712  68.65
---------------------------------------------------------------------------------------------------------------
Total:                                 1,887   559,641,180.66                  100.00      6.397    711  73.62
---------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                                                Property Type
--------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
                                    MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
PROPERTY TYPE                          LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
---------------------------------------------------------------------------------------------------------------
2-4 Family                               187       54,676,914.19                9.77       6.795     710   73.28
Planned Unit Development                 413      130,357,974.30               23.29       6.521     707   74.96
Single Family Residence                1,101      329,668,495.75               58.91       6.277     713   72.67
Condominium                              167       42,195,255.65                7.54       6.397     722   77.34
Townhouse                                 17        2,037,405.11                0.36       7.032     671   74.08
Co-op                                      2          705,135.66                0.13       6.669     646   76.37
---------------------------------------------------------------------------------------------------------------
Total:                                 1,887      559,641,180.66                 100       6.397     711   73.62
---------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                                           Prepayment Charge Term
--------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
PREPAYMENT CHARGE                  NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
TERM AT ORIGINATION                 MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
(MOS.)                                 LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
---------------------------------------------------------------------------------------------------------------
0                                        906   290,380,319.19                   51.89     6.286     715   73.60
6                                         24     9,336,424.82                    1.67     6.193     724   63.79
12                                        51    19,939,589.63                    3.56     6.792     698   78.19
21                                         4     1,303,070.00                    0.23     6.638     695   77.50
24                                       112    22,486,768.67                    4.02     6.958     696   77.46
33                                         3       848,784.00                    0.15     6.316     684   80.00
36                                       666   176,179,829.66                   31.48     6.563     709   74.24
60                                       121    39,166,394.69                    7.00     5.990     712   68.50
---------------------------------------------------------------------------------------------------------------
Total:                                 1,887   559,641,180.66                  100.00     6.397     711   73.62
---------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                                             Conforming Balance
--------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
                                    MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
CONFOMING BALANCE                      LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
---------------------------------------------------------------------------------------------------------------
Non-Conforming Balance                   547   309,262,479.99                   55.26      6.169    721   71.23
Conforming Balance                     1,340   250,378,700.67                   44.74      6.678    700   76.58
---------------------------------------------------------------------------------------------------------------
Total:                                 1,887   559,641,180.66                  100.00      6.397    711   73.62
---------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                              Maximum Mortgage Rates of the Adjustable-Rate Loans
----------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
RANGE OF MAXIMUM                    MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
MORTGAGE RATES (%)                     LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
---------------------------------------------------------------------------------------------------------------
9.501 - 10.000                           3       1,113,435.73                    0.30      4.333    725   71.00
10.001 - 10.500                         28       9,881,565.15                    2.67      4.731    736   76.17
10.501 - 11.000                        134      53,848,703.88                   14.55      5.428    732   70.70
11.001 - 11.500                        147      48,766,992.43                   13.17      6.027    709   75.04
11.501 - 12.000                        193      66,538,881.59                   17.97      6.102    708   74.21
12.001 - 12.500                        227      67,014,855.45                   18.10      6.350    709   76.48
12.501 - 13.000                        188      47,581,034.05                   12.85      6.839    692   76.92
13.001 - 13.500                        130      24,506,293.32                    6.62      7.333    706   79.24
13.501 - 14.000                        143      24,828,281.45                    6.71      7.819    698   79.12
14.001 - 14.500                        137      22,379,035.08                    6.05      8.318    699   79.11
14.501 - 15.000                         24       3,096,068.58                    0.84      8.675    692   79.38
15.001 - 15.500                          1         650,000.00                    0.18      4.625    739   74.12
---------------------------------------------------------------------------------------------------------------
Total:                               1,355     370,205,146.71                  100.00      6.441    709   75.61
---------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------
                              Maximum Mortgage Rates of the Adjustable-Rate Loans
----------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
RANGE OF MAXIMUM                    MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
MORTGAGE RATES (%)                     LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
---------------------------------------------------------------------------------------------------------------
1.501 - 2.000                             36    10,876,969.13                    2.94      4.968    703   75.57
2.001 - 2.500                          1,115   298,717,502.59                   80.69      6.617    709   76.09
2.501 - 3.000                            144    39,766,912.94                   10.74      5.685    711   72.67
3.001 - 3.500                             36    16,394,864.99                    4.43      5.986    711   73.09
3.501 - 4.000                              4       722,977.15                    0.20      5.889    703   82.30
4.501 - 5.000                              4       339,178.01                    0.09      7.368    760   79.98
5.001 - 5.500                              1       399,361.47                    0.11      6.125    711   65.00
5.501 - 6.000                              1       171,660.00                    0.05      5.750    711   79.84
6.001 - 6.500                              6     1,119,844.68                    0.30      6.518    685   80.00
6.501 - 7.000                              5     1,254,423.00                    0.34      6.927    702   80.00
7.001 - 7.500                              1       102,176.00                    0.03      7.500    692   80.00
8.001 - 8.500                              2       339,276.75                    0.09      8.190    710   80.00
---------------------------------------------------------------------------------------------------------------
Total:                                 1,355   370,205,146.71                  100.00      6.441    709   75.61
---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                  Gross Margins of the Adjustable-Rate Loans
---------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
RANGE OF GROSS                      MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
MARGINS (%)                            LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
---------------------------------------------------------------------------------------------------------------
1.501 - 2.000                             35    10,414,219.13                    2.81      4.911    706   75.60
2.001 - 2.500                            460   181,271,356.96                   48.97      6.183    714   74.49
2.501 - 3.000                            318    70,281,491.35                   18.98      6.313    704   74.89
3.001 - 3.500                             38    16,603,114.99                    4.48      5.969    712   73.16
3.501 - 4.000                              4       722,977.15                    0.20      5.889    703   82.30
4.501 - 5.000                            497    90,288,764.13                   24.39      7.323    704   78.80
6.001 - 6.500                              2       412,000.00                    0.11      6.698    645   80.00
6.501 - 7.000                              1       211,223.00                    0.06      7.625    632   80.00
---------------------------------------------------------------------------------------------------------------
Total:                                 1,355   370,205,146.71                  100.00      6.441    709   75.61
---------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                          Months to Next Adjustment Date of the Adjustable-Rate Loans
---------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
MONTHS TO NEXT                      MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
ADJUSTMENT)                            LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
---------------------------------------------------------------------------------------------------------------
0 - 5                                    108    40,530,779.09                   10.95      5.270    718   74.84
6-11                                       4     1,420,124.22                    0.38      5.594    715   65.26
12-17                                      8     2,503,801.41                    0.68      5.454    705   62.73
18 - 23                                  259    48,422,764.21                   13.08      7.360    701   78.98
24 - 29                                   16     3,676,450.84                    0.99      5.572    726   75.82
30 - 35                                  338    87,241,933.43                   23.57      6.668    717   76.93
42 - 47                                    2       583,500.85                    0.16      4.813    614   70.81
48 - 53                                   24     4,296,306.65                    1.16      6.172    670   79.14
54 - 59                                  596   181,529,486.01                   49.03      6.398    706   74.44
---------------------------------------------------------------------------------------------------------------
Total:                                 1,355   370,205,146.71                  100.00      6.441    709   75.61
---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                               Initial Periodic Cap of the Adjustable-Rate Loans
---------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
INITIAL PERIODIC                    MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
CAP (%)                                LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
---------------------------------------------------------------------------------------------------------------
0.501 - 1.000                             93       34,446,263.27                9.30       5.304    717   76.53
1.001 - 2.000                             57       22,645,882.70                6.12       5.664    733   66.97
2.001 - 3.000                             11        2,212,745.10                0.60       6.358    691   76.22
3.001 - 4.000                              1          110,000.00                0.03       6.625    685  100.00
4.001 - 5.000                            223       82,538,470.84               22.30       6.270    713   73.99
5.001 - 6.000                            970      228,251,784.80               61.66       6.752    704   76.90
--------------------------------------------------------------------------------------------------------------
Total:                                 1,355      370,205,146.71              100.00       6.441    709   75.61
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                    Periodic Cap of the Adjustable-Rate Loans
---------------------------------------------------------------------------------------------------------------
                                                    PRINCIPAL
                                   NUMBER OF          BALANCE          % OF PRINCIPAL      GROSS
PERIODIC                            MORTGAGE        AS OF THE           BALANCE AS OF     COUPON          OLTV
CAP (%)                                LOANS     CUT-OFF DATE        THE CUT-OFF DATE        (%)   FICO    (%)
---------------------------------------------------------------------------------------------------------------
Uncapped                                   1       300,000.00                    0.08      6.750    802   80.00
0.501 - 1.000                            340    96,087,393.89                   25.96      6.016    703   76.79
1.001 - 2.000                          1,013   273,682,744.15                   73.93      6.590    711   75.19
5.001 - 6.000                              1       135,008.67                    0.04      5.125    688   80.00
---------------------------------------------------------------------------------------------------------------
Total:                                 1,355   370,205,146.71                  100.00      6.441    709   75.61
---------------------------------------------------------------------------------------------------------------


              Note: All characteristics are preliminary and are subject to the final collateral pool




--------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------

                                  EXHIBIT 1

The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Group 1 Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of
(1):

o if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index"),

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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

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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
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                                    EXHIBIT 2


1. GMAC Mortgage Corporation
          GMAC is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMAC is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. GMAC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

          Foreclosure, Delinquency and Loss Experience. The following table summarizes the delinquency experience for all the mortgage loans originated under the GMACM Solutions Programs and GMAC Expanded Criteria Programs as of December 31, 2002, December 31, 2003 and December 31, 2004, the delinquency experience for the fixed mortgage loans originated under the GMACM Solutions Programs and GMAC Expanded Criteria Programs as of September 30, 2005, and the delinquency experience for the adjustable rate mortgage loans originated under the GMACM Solutions Programs and GMAC Expanded Criteria Programs as of Septermber 30, 2005. The data presented in the following table does not include any of the mortgage loans to be serviced pursuant to the Servicing Agreement and is for illustrative purposes only. There is no assurance that the delinquency experience of the Mortgage Loans included in the Mortgage Pool will be similar to that set forth below.



                                  GMAC Mortgage

                  Foreclosure, Delinquency, and Loss Experience



                                                    September 30, 2005                September 30, 2005
                                                   Fixed Mortgage Loans            Adjustable Mortgage Loans
                                            -----------------------------------  -----------------------------
                                                                           % of                           % of
                                                                      Portfolio                      Portfolio
                                                     Principal     by Principal        Principal  by Principal
                                                       Balance          Balance          Balance       Balance
                                            -----------------------------------  -----------------------------
                  Total Active Loans.......              1,252                               357
                  Current UPB..............     $  172,249,624          100.00%   $   69,189,325       100.00%

                  Period of Delinquency
                       30-59 Days..........     $    6,632,452            3.85%   $    4,078,948         5.90%
                       60-89 Days..........     $      610,859            0.35%   $    1,749,991         2.53%
                       90+ Days............     $      489,526            0.28%   $       69,306         0.10%
                       Sub - Total.........     $    7,732,837            4.49%   $    5,898,245         8.52%

                  Delinquency Status
                       Bankruptcy..........     $    1,822,481            1.06%   $       45,940         0.07%
                       Foreclosure.........     $      768,887            0.45%   $      939,894         1.36%
                       REO.................     $      166,721            0.10%   $       67,635         0.10%
                       Sub - Total.........     $    2,758,088            1.60%   $    1,053,469         1.52%

                  Total....................     $   10,490,925            6.09%   $    6,951,714        10.05%


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------

                                GMAC Mortgage

                Foreclosure, Delinquency, and Loss Experience


                               December 31, 2004            December 31, 2003                December 31, 2002
                   -----------------------------   -------------------------   ---------------------------------
                                           % of
                                       Portfolio                        % of
                                              by                   Portfolio                      % of Portfolio
                             Principal Principal       Principal   Principal         Principal      by Principal
                               Balance   Balance         Balance     Balance           Balance           Balance
                   -----------------------------   -------------------------   ---------------------------------
Total Active Loans               1,771                     1,475                         1,678
Current UPB.......      $  284,103,987   100.00%    $193,962,581      100.00%     $193,408,035            100.00%

Period of
Delinquency
     30-59 Days...      $   10,758,280     3.79%     $ 5,939,567        3.06%      $ 7,796,197              4.03%
     60-89 Days...      $    2,058,292     0.72%     $   730,076        0.38%      $ 2,607,028              1.35%
     90+ Days.....      $       86,706     0.03%     $   550,729        0.28%      $   733,483              0.38%
     Sub - Total..      $   12,903,278     4.54%     $ 7,220,372        3.72%      $11,136,707              5.76%

Delinquency Status
     Bankruptcy...      $    2,138,671     0.75%     $ 1,529,148        0.79%      $ 1,117,364              0.58%
     Foreclosure..      $    3,518,786     1.24%     $   746,105        0.38%      $ 1,309,260              0.68%
     REO..........      $      481,204     0.17%     $   689,392        0.36%      $ 1,350,091              0.70%
     Sub - Total..      $    6,138,661     2.16%     $ 2,964,645        1.53%      $ 3,776,714              1.95%

Total.............      $   19,041,939     6.70%     $10,185,017        5.25%      $14,913,422              7.71%



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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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                                   Page 5


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MORGAN STANLEY                                                 December 16, 2005
Securitized Products Group   [Logo Omitted] MORGAN STANLEY
--------------------------------------------------------------------------------

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